UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2012

PetroLogistics LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35529	45-2532754
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

600 Travis Street, Suite 3250
Houston, TX 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 255-5990
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2012, the Board of Managers of PL Manufacturing LLC (“PL Manufacturing”), the sole member of PetroLogistics GP LLC (the “General Partner”), the general partner of PetroLogistics LP (the “Partnership”), elected Jaime Buehl-Reichard to serve as a member of the Board of Directors of the General Partner (the “Board”).

There are no understandings or arrangements between Ms. Buehl-Reichard and any other person pursuant to which Ms. Buehl-Reichard was elected to serve as a director of the General Partner.

Ms. Buehl-Reichard is a member of the Board of Managers of PL Manufacturing, which is the sole member of the General Partner.  Ms. Buehl-Reichard is a Principal at Lindsay Goldberg LLC, which directly owns 47.6% of the outstanding common units representing limited partner interests in the Partnership, and controls PL Manufacturing, which indirectly controls the General Partner.  For more information about the relationship between the Partnership, PL Manufacturing, the General Partner and Lindsay Goldberg LLC, see “Certain Relationships and Related Party Transactions” in the Partnership’s prospectus, dated May 3, 2012 and filed with the Securities and Exchange Commission under Rule 424(b) of the Securities Act of 1933 on May 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROLOGISTICS LP

	By:	PetroLogistics GP LLC,
Its General Partner
Dated: June 22, 2012
	By:	/s/ Sharon Spurlin
Name: Sharon Spurlin
Title: Senior Vice President and Chief Financial Officer